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                                                                  EXHIBIT (C)(4)


                               November 17, 1998


General James E. Dalton
Chairman
The Special Committee of the Board of Directors
The Presley Companies
19 Corporate Plaza
Newport Beach, California  92660


Dear Jim:

        In connection with your consideration (the "Evaluation") of a possible transaction (the "Transaction") with William Lyon Homes, Inc. (the "Company"), you have requested access to certain information which is either non-public or proprietary in nature.

        In consideration for and as a condition to furnishing such information to you, you agree to treat any Evaluation Material (defined below) in accordance with the provisions set forth below, acknowledging the confidential and proprietary nature of such Evaluation Material.

        As used herein, the term "Evaluation Material" shall mean any and all financial, technical, commercial or other information concerning the business and affairs of the Company or its affiliates that has been or may hereafter be provided or shown to you or your representatives in connection with the Transaction, which shall include without limitation employees, officers, directors, representatives, or agents or controlling persons and potential financing sources, which shall collectively be referred to as "Representatives," irrespective of the form of the communication by the Company or by its representatives or agents (including attorneys), and all notes, analyses, compilations, studies or other material prepared by you or your Representatives containing or based in whole or in part on any information provided or shown by the Company or by its representatives or agents. The term "Evaluation Material" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this Agreement, (ii) was available to you on a non-confidential basis prior to its disclosure to you by the Company or its representatives or agents, provided that, to your knowledge after reasonable inquiry, the source of such information does not have a contractual or fiduciary confidentiality obligation to the Company, or (iii) becomes


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General James E. Dalton
November 17, 1998
Page 2


available to you on a non-confidential basis from a source other than the Company or its representatives or agents, provided that, to your knowledge after reasonable inquiry, such source is not subject to a contractual or fiduciary confidentiality obligation to the Company.

        It is understood that you may disclose any of the Evaluation Material only to those of your Representatives who require such material for the purpose of evaluating a possible Transaction, provided that Representatives shall be informed by you of the confidential nature of the Evaluation Material and shall treat the Evaluation Material confidentially in accordance with the conditions hereof and be bound by the terms hereof and that you shall be responsible for any breach of this letter agreement by any Representatives.

        You agree that the Evaluation Material will be kept confidential by you and your Representatives and, except with the specific prior written consent of the Company or as expressly otherwise permitted by the terms hereof, will not be disclosed by you or your Representatives. You further agree that you and your Representatives will not use any of the Evaluation Material for any reason or purpose other than to evaluate a possible Transaction.

        Without the prior written consent of the Company, you and your Representatives will not disclose to any person (i) the fact that the Evaluation Material has been made available to you or that you inspected any portion of the Evaluation Material, or (ii) the fact that any discussions or negotiations are taking place concerning a possible Transaction, including the status thereof and the knoll-edge that the Company may be considering a Transaction, unless, in the opinion of counsel, such disclosure is required under the United States securities laws, in which case you may disclose the fact of such negotiations and discussions to the extent required by the United States securities laws, subject to the following sentence. You hereby agree that in the event that you, in the opinion of counsel, determine that such disclosure is required, no such disclosures shall be made unless and until you consult with the Company or use reasonable efforts to consult with the Company regarding the necessity and form of any such disclosure.

        In the event that you or any of your Representatives are requested or become legally compelled under the terms of a subpoena or order issued by a court of competent jurisdiction or by a governmental body to make any disclosure which is prohibited or otherwise constrained by this letter agreement, you agree that you or such Representative, as the case may be, will, at the Company's expense, (i) immediately provide the Company with written notice of the existence, terms and circumstances surrounding such request(s) so that it may seek an appropriate protective order or other


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General James E. Dalton
November 17, 1998
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appropriate remedy, (ii) cooperate with the Company in its efforts to decline, resist or narrow such requests and (iii) if disclosure of such information is required in the opinion of counsel, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such disclosed information.

        If you determine that you do not wish to proceed with the Transaction, you will promptly advise us of that decision. In that case, or in the event that we, in our sole discretion, so request or the Transaction is not consummated by you, you will promptly deliver to us all Evaluation Material, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any Representative of yours, or in the case of summaries, analyses or extracts prepared by you which include Evaluation Material, promptly destroy (or cause the destruction of) such materials.

        You acknowledge that none of the Company, its Representatives and none of the respective employees, officers, directors, representatives, agents or controlling persons of its Representatives make any express or implied representations or warranty as to the accuracy or completeness of any Evaluation Material, and you agree that none of such persons shall have any liability to you or any of your Representatives relating to or arising from your or their use of any Evaluation Material or for any errors therein or omissions therefrom. You also agree that you are not entitled to rely on the accuracy or completeness of any Evaluation Material and that you shall be entitled to rely solely on such representations and warranties as may be provided to you in any definitive agreement relating to the Transaction, subject to the terms and conditions of such agreement.

        You agree that until a definitive agreement regarding the Transaction has been executed by you and the Company, neither the Company nor any of its Representatives are under any legal obligation nor shall have any liability to you of any nature whatsoever with respect to the Transaction by virtue of this letter agreement.

        It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

        The validity or unenforceability of any provision of this letter agree-ment shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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General James E. Dalton
November 17, 1998
Page 4


        You hereby acknowledge that money damages are an inadequate remedy for breach or anticipated breach of this letter agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this agreement is breached. Therefore, in the event of a breach or anticipated breach of this letter agreement by you or your Representatives, the Company may, in addition to the remedies available to it, obtain specific performance of this letter agreement and/or a restraining order and/or injunction to prohibit such violation. In addition, you hereby waive any requirement for the securing or posting of any bond in connection with such remedy. The parties herein acknowledge and agree that an injunction is a proper, but not exclusive, remedy available to the Company and that the harm from any violation of the covenants set forth herein would be irreparable and immediate.

        This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of California.

        If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to the subject matter hereof.

                                            Very truly yours,

                                            WILLIAM LYON HOMES, INC.


                                            By: /s/ William Lyon
                                                --------------------------------
                                                   Name: William Lyon
                                                   Title:

        Agreed and Accepted by:

        THE PRESLEY COMPANIES


        By: /s/ James E. Dalton
            -------------------
              Name: James E. Dalton
              Title: Chairman, Special Committee
                     of the Board of Directors